UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 19, 2005

Date of Report (date of earliest event reported)

RASER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

UTAH	0-306567	87-0638510
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

5152 North Edgewood Drive, Suite 375

Provo, Utah 84604

(Address of principal executive offices)

(801) 765-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2005, Raser Technologies, Inc. (the “Company”) entered into a Lease Agreement (the “Lease”), by and between the Company and EsNET Properties L.C. (the “Landlord”), effective as of March 11, 2005.

Pursuant to and subject to the terms of the Lease, the Company has agreed to lease from the Landlord approximately 7,950 square feet of office space at 5152 North Edgewood Drive, Provo, Utah 84604, where the Company’s principal executive offices are located. The term of the Lease begins on September 1, 2005 and terminates on August 31, 2011, unless earlier terminated as provided in the Lease. Pursuant to and subject to the terms of the Lease, the Company has agreed to pay in equal monthly installments an annual base rent amount for each year of the Lease as follows: $14.50 per square foot in the first year, $15.00 per square foot in the second year, $15.50 per square foot in the third year, $16.00 per square foot in the fourth year, $16.50 per square foot in the fifth year, and $17.00 per square foot in the sixth year. The Company has also agreed to pay its proportionate share of certain of the Landlord’s operating expenses as described in the Lease.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, a copy of which is filed as an exhibit hereto and is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit Title
10.11	Lease Agreement by and between the Company and EsNET Properties L.C., effective as of March 11, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

/s/ William Dwyer
William Dwyer
Chief Financial Officer

Dated: May 23, 2005

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
10.11	Lease Agreement by and between the Company and EsNET Properties L.C., effective as of March 11, 2005